SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 26, 2002
                     --------------------------------------
                Date of Report (Date of earliest event reported)


                             PSS WORLD MEDICAL, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State of other jurisdiction of incorporation)


                  0-23832                            59-2280364
        (Commission File Number)           (IRS Employer Identification No.)


                4345 Southpoint Boulevard, Jacksonville, FL 32216
                        ---------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (904) 332-3000



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Item 5. Other Events

PSS World Medical, Inc. (the "Company") on August 26, 2002 announced that the Company had entered into an amendment to the distribution agreement with Abbott Laboratories entered into in December 2000.

Reference is made to the press release of the Company, dated August 26, 2002, attached as Exhibit 99.1 hereto, which is incorporated by reference.

Item 7. Financial Statements and Exhibits

(a)      Financial statements of businesses acquired.

         Not applicable.

(b)      Proforma financial information.

         Not applicable.

(c)      Exhibits

         99.1  Press release of PSS World Medical, Inc. dated August 26, 2002.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            PSS WORLD MEDICAL, INC.
                            (Registrant)


Date: August 26, 2002

                            By: /s/ David M. Bronson
                            _________________________
                            David M. Bronson,
                            Senior Vice President and
                            Chief Financial Officer


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Exhibit Index



Exhibit 99.1  Press release of PSS World Medical, Inc. dated August 26, 2002.



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                                 [COMPANY LOGO]
                                  NEWS RELEASE


Contact:          Robert C. Weiner
                  Vice President, Investor Relations
                  904-332-3287


                  PSS WORLD MEDICAL ANNOUNCES UPDATED AGREEMENT
            WITH ABBOTT LABORATORIES FOR DIAGNOSTIC TESTING PRODUCTS

Jacksonville, Florida (August 26, 2002) - PSS World Medical, Inc.
(Nasdaq/NM:PSSI) announced today that its Physician Sales & Service (PSS) business has updated provisions of an exclusive distribution agreement that Abbott Laboratories and PSS entered into in December 2000. PSS will continue to be the sole distributor for certain Abbott Laboratories diagnostic products sold to providers in the physician market in the United States.

     The agreement with Abbott enhances the product offering for Rapid Manual Test products and updates the potential for immunoassay product line profitability, including IMx(R) and AxSYM(R) products. Additionally, focusing on the U.S. physician market, the companies will also be working on the potential of offering new diagnostic products, which are currently in the final testing phase. PSS sales of Abbott products affected by the change in terms were approximately $45 million in the latest twelve months ended June 2002.

     David A. Smith, President and Chief Executive Officer of PSS World Medical, commented, "We are strongly committed to continue our leadership role of offering quality diagnostic products, medical equipment and supplies to the U.S. physician market. Our long-term exclusive relationship with Abbott Laboratories is a representation of our strategy to work with leading manufacturers of medical products, combined with our expertise in providing innovative clinical care solutions to our customers. We are focused on and excited about the prospect of adding new products in the future to better serve our markets."

       PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, long-term care providers and imaging consumers through its three business units to customers in all 50 states. Since its inception in 1983, PSS has become a leader in all three market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross margins and earnings, statements regarding the Company's current business strategy, the Company's projected sources and uses of cash, and the Company's plans for future development and operations, are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company's business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company's business; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.